Exhibit 99(e)(2)

One Financial Plaza, Hartford, CT 06103  |  800.248.7971  |  Virtus.com

Virtus Mutual Funds Sales Agreement Amended Annex A – September 2025 VP Distributors, LLC

Virtus Mutual Funds and Available Share Classes

EQUITY		FIXED INCOME
Virtus Ceredex Large-Cap Value Equity Fund	A C I R6	Virtus Convertible Fund	A C R6 INST
Virtus Ceredex Mid-Cap Value Equity Fund	A C I R6	Virtus Newfleet Core Plus Bond Fund	A C I R6
Virtus Ceredex Small-Cap Value Equity Fund	A C I R6	Virtus Newfleet High Yield Fund	A C I R6
Virtus KAR Capital Growth Fund	A C I R6	Virtus Newfleet Low Duration Core Plus Bond Fund	A C I R6
Virtus KAR Equity Income Fund	A C I R6	Virtus Newfleet Multi-Sector Intermediate Bond Fund	A C I R6
Virtus KAR Mid-Cap Core Fund	A C I R6	Virtus Newfleet Multi-Sector Short Term Bond Fund**	A C1 I R6
Virtus KAR Mid-Cap Growth Fund	A C I R6	Virtus Newfleet Senior Floating Rate Fund	A C I R6
Virtus KAR Small-Cap Core Fund*	A C I R6	Virtus Newfleet Short Duration High Income Fund	A C R6 INST
Virtus KAR Small-Cap Growth Fund	A C I R6	Virtus Seix Core Bond Fund	A I R6
Virtus KAR Small-Cap Value Fund	A C I R6	Virtus Seix Floating Rate High Income Fund	A C I R6
Virtus KAR Small-Mid Cap Core Fund	A C I R6	Virtus Seix High Grade Municipal Bond Fund	A I
Virtus KAR Small-Mid Cap Growth Fund	A C I R6	Virtus Seix High Yield Fund	A I R6
Virtus KAR Small-Mid Cap Value Fund	A C I R6	Virtus Seix Investment Grade Tax-Exempt Bond Fund	A I
Virtus NFJ Dividend Value Fund	A C R6 INST	Virtus Seix Tax-Exempt Bond Fund	A C I
Virtus NFJ Large-Cap Value Fund	A C R6 INST	Virtus Seix Total Return Bond Fund	A I R6
Virtus NFJ Mid-Cap Value Fund	A C R6 INST	Virtus Seix U.S. Govt Securities Ultra-Short Bond Fund	A I R6
Virtus NFJ Small-Cap Value Fund	A C R6 INST	Virtus Stone Harbor Emerging Markets Bond Fund	A I
Virtus Silvant Focused Growth Fund	A C R6 INST	Virtus Stone Harbor Emerging Markets Debt Income Fund	A I
Virtus Silvant Large-Cap Growth Stock Fund	A I R6	Virtus Stone Harbor Local Markets Fund	A I
Virtus Silvant Mid-Cap Growth Fund	A C R6 INST
Virtus Small-Cap Fund	A C R6 INST

*The Virtus KAR Small-Cap Core Fund is no longer available for purchases to new investors, subject to limited exceptions. The fund continues to be available for purchase by existing investors. See the prospectus and SAI for possible exceptions and additional information.

** Effective April 30, 2019, the Virtus Newfleet Multi-Sector Short Term Bond Fund Class C is no longer available for purchases by new or existing shareholders, except by existing shareholders through reinvestment transactions.

Applicable waivers of Class A sales charges and Class A & C contingent deferred sales charges are described in the prospectus.

VP Distributors, LLC, One Financial Plaza, Hartford, CT 06103

Marketing: (800) 243-4361	Customer Service: (800) 243-1574	www.Virtus.com

Virtus Mutual Funds Sales Agreement Amended Annex A – September 2025 VP Distributors, LLC

Virtus Mutual Funds and Available Share Classes

INTERNATIONAL/GLOBAL		ALTERNATIVES
Virtus Emerging Markets Opportunities Fund	A C R6 INST	The Merger Fund®	A I
Virtus International Small-Cap Fund	A C R6 INST	Virtus AlphaSimplex Global Alternatives Fund	A C I R6
Virtus KAR Developing Markets	A C I R6	Virtus AlphaSimplex Managed Futures Strategy Fund	A C I R6
Virtus KAR Emerging Markets Small-Cap Fund	A C I R6	Virtus Duff & Phelps Global Infrastructure Fund	A C I R6
Virtus KAR Global Small-Cap Fund	A C INST	Virtus Duff & Phelps Global Real Estate Securities Fund	A C I R6
Virtus KAR International Small-Mid Cap Fund	A C I R6	Virtus Duff & Phelps Real Asset Fund	A C I R6
Virtus NFJ Emerging Markets Value Fund	A C INST	Virtus Duff & Phelps Real Estate Securities Fund	A C I R6
Virtus NFJ International Value Fund	A C R6 INST	Virtus Duff & Phelps Select MLP and Energy Fund	A C I
Virtus SGA Emerging Markets Equity Fund	A C I R6	Virtus Westchester Credit Event Fund	A I
Virtus SGA Global Growth Fund	A C I R6	Virtus Westchester Event-Driven Fund	A I
Virtus SGA International Growth Fund	A C I R6

MULTI-ASSET		SPECIALTY
Virtus Income & Growth Fund	A C INST	Virtus Duff & Phelps Water Fund	A C INST
Virtus Tactical Allocation Fund	A C I R6	Virtus Global Allocation Fund	A C R6 INST
		Virtus KAR Health Sciences Fund	A C INST
		Virtus Zevenbergen Innovative Growth Stock Fund	A I R6
		Virtus Zevenbergen Technology Fund	A C INST

Applicable waivers of Class A sales charges and Class A & C contingent deferred sales charges are described in the prospectus.

VP Distributors, LLC, One Financial Plaza, Hartford, CT 06103

Marketing: (800) 243-4361	Customer Service: (800) 243-1574	www.Virtus.com
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Class A Shares

Seix U.S. Government Securities Ultra-Short Bond Fund – There is no Sales Charges on purchases made directly into this Fund. A Sales Charge may be applicable upon the exchange of direct purchases into another Class A Share or upon the exchange into this Fund from Funds on which a Finder’s Fee was paid. (See below for additional information regarding exchanges into these Funds from Funds on which a Finder’s Fee was paid)

Equity, International/Global, Alternative, Multi-Asset, Specialty and Virtus Convertible Fund

Amount of Transaction Plus Applicable Rights of Accumulation:	Sales Charge As Percentage of Offering Price	Dealer Discount or Agency Fee As Percentage of Offering Price

Less than $50,000	5.50%	4.75%
$50,000 but under $100,000	4.50	4.00
$100,000 but under $250,000	3.50	3.00
$250,000 but under $500,000	2.50	2.00
$500,000 but under $1,000,000	2.00	1.75
$1,000,000 or more	None	None

Newfleet Core Plus Bond, Newfleet High Yield, Newfleet Multi-Sector Intermediate Bond, Seix Core Bond, Seix Total Return Bond, Seix High Yield, Stone Harbor Emerging Markets Bond, Stone Harbor Emerging Markets Debt Income and Stone Harbor Local Markets Funds

Amount of Transaction Plus Applicable Rights of Accumulation:	Sales Charge As Percentage of Offering Price	Dealer Discount or Agency Fee As Percentage of Offering Price

Less than $50,000	3.75%	3.25%
$50,000 but under $100,000	3.50	3.00
$100,000 but under $250,000	3.25	2.75
$250,000 but under $500,000	2.25	2.00
$500,000 but under $1,000,000	1.75	1.50
$1,000,000 or more	None	None

Newfleet Senior Floating Rate, Seix Tax-Exempt Bond, Seix High Grade Municipal Bond, Seix Investment Grade Tax-Exempt Bond and Seix Floating Rate High Income Funds

Amount of Transaction Plus Applicable Rights of Accumulation:	Sales Charge As Percentage of Offering Price	Dealer Discount or Agency Fee As Percentage of Offering Price

Less than $50,000	2.75%	2.25%
$50,000 but under $100,000	2.25	2.00
$100,000 but under $250,000	1.75	1.50
$250,000 but under $500,000	1.25	1.00
$500,000 but under $1,000,000	1.00	1.00
$1,000,000 or more	None	None

Newfleet Multi-Sector Short Term Bond and Newfleet Low Duration Core Plus Bond Funds

Amount of Transaction Plus Applicable Rights of Accumulation:	Sales Charge As Percentage of Offering Price	Dealer Discount or Agency Fee As Percentage of Offering Price

Less $100,000	2.25%	2.00%
$100,000 but under $250,000	1.75	1.50
$250,000 or more	None	None
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Class A Shares Continued

Newfleet Short Duration High Income Fund

Amount of Transaction Plus Applicable Rights of Accumulation:	Sales Charge As Percentage of Offering Price	Dealer Discount or Agency Fee As Percentage of Offering Price

Less $100,000	2.25%	2.00%
$100,000 but under $250,000	1.25	1.00
$250,000 or more	None	None

Class A Shares 12b-1 and Finder’s Fees

12b-1 Fees: 0.15% - Virtus Seix High Grade Municipal Bond Fund - For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VP Distributors, LLC (“VPD”) or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.15% annually. The Service Fee is based on the average daily net asset value of Class A Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the 13th month following purchase of Class A Shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

12b-1 Fees: 0.25% - All other Class A Funds- For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually. The Service Fee is based on the average daily net asset value of Class A Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the 13th month following purchase of Class A Shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Finder’s Fee and CDSC Applicable to Fixed Income Funds (excluding Virtus Convertible Fund, Virtus Newfleet Short Duration High Income Fund, Virtus Newfleet Multi-Sector Short Term Bond Fund, Virtus Newfleet Low Duration Core Plus Bond Fund, and Virtus Seix U.S. Government Securities Ultra-Short Bond Fund): VPD may pay broker-dealers a Finder’s Fee in an amount equal to 0.50% of eligible Class A Share purchases from $1,000,000 to $3,000,000 and 0.25% on amounts greater than $3,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 0.50% may apply on certain redemptions made (including exchanges into the Virtus Seix U.S. Government Securities Ultra-Short Bond Fund) within 18 months following purchases of Class A Shares on which a Finder’s Fee has been paid to a dealer. The 18-month period begins on the last day of the month preceding the month in which the purchase was made.

Finder’s Fee and CDSC Applicable to Virtus Newfleet Short Duration High Income Fund, Virtus Newfleet Multi-Sector Short Term Bond Fund and Virtus Newfleet Low Duration Core Plus Bond Fund: VPD may pay broker-dealers a Finder’s Fee in an amount equal to 0.50% of eligible Class A Share purchases from $250,000 to $3,000,000 and 0.25% on amounts greater than $3,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 0.50% may apply on certain redemptions (including exchanges into the Virtus Seix U.S. Government Securities Ultra-Short Bond Fund) made within 12 months following purchases of Class A Shares on which a Finder’s Fee has been paid to a dealer. The 12-month period begins on the last day of the month preceding the month in which the purchase was made.

Finder’s Fee and CDSC Applicable to Equity, International/Global, Alternative, Multi-Asset, Specialty and Virtus Convertible Fund: VPD may pay broker-dealers a Finder’s Fee in an amount equal to 1.00% of eligible Class A Share purchases from $1,000,000 to $3,000,000, 0.50% on amounts of $3,000,001 to $10,000,000 and 0.25% on amounts greater than $10,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 1% may apply on certain redemptions (including exchanges into the Virtus Seix U.S. Government Securities Ultra-Short Bond Fund) made within 18 months following purchases of Class A Shares on which a Finder’s Fee has been paid to a dealer. The 18-month period begins on the last day of the month preceding the month in which the purchase was made.

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund: In the event that a contingent deferred sales charge is applied to an exchange into the Virtus Seix U.S. Government Securities Ultra-Short Bond Fund, exchanges from the Virtus Seix U.S. Government Securities Ultra-Short Bond Fund into Class A Shares of another Virtus Fund will not be subject to a sales charge or Finder’s Fee.

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Class C Shares

Sales Commission:	1% for all Class C Funds except the Virtus Newfleet Short Duration High Income Fund which is 0.75% and no commission is paid on the Virtus Newfleet Multi-Sector Short Term Bond Fund.
Virtus Newfleet Multi-Sector Short Term Bond Fund - is no longer available for purchases by new or existing shareholders. When original purchases of the Virtus Newfleet Multi-Sector Short Term Bond Fund Class C are exchanged to other Class C or C1 Shares, the dealer will receive a 1% sales commission.

CDSC: 1% for all Class C Funds, except Virtus Newfleet Multi-Sector Short Term Bond Fund (no CDSC). Dealers maintaining omnibus accounts, upon redemption of a customer account within the time frames specified below, shall charge such customer account the appropriate contingent deferred sales charge as indicated and shall forward the proceeds to VPD. The CDSC on applicable Class C Shares is 1% for one year from each purchase.

Distribution Fee: 0.25% - 0.75% VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually for Virtus Newfleet Short Duration High Income Fund and Virtus Newfleet Multi-Sector Short Term Bond Fund, and 0.75% annually for all other Class C Funds, based on the average daily net asset value of Class C Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C Trail Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Trail Fee for the Virtus Newfleet Multi-Sector Short Term Bond Fund. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Service Fee: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C Service Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Service Fee for the Virtus Newfleet Multi-Sector Short Term Bond Fund. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Purchase Maximums- For all Funds except Virtus Newfleet Short Duration High Income Fund and Virtus Newfleet Low Duration Core Plus Bond Fund - The maximum allowable for a single purchase is under $1,000,000.

Purchase Maximums- Virtus Newfleet Short Duration High Income Fund and Virtus Newfleet Low Duration Core Plus Bond Fund - The maximum allowable for a single purchase is under $250,000.

Class C1 Shares – Virtus Newfleet Multi-Sector Short Term Bond Fund only

Dealer Concession: 1%

CDSC: 1% for one year from the date of each purchase.

Service Fee: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C1 Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C1 Service Fee is paid beginning in the 13th month following each purchase. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Distribution Fee: 0.75% VPD intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.75% annually, based on the average daily net asset value of Class C1 Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C1 Distribution Fee is paid beginning in the 13th month following each purchase. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Purchase Maximums- The maximum allowable for a single purchase is under $250,000.

Class I Shares

There is no dealer compensation payable on Class I Shares, and they do not pay any 12b-1 distribution or service fees.

Institutional Shares

There is no dealer compensation payable on Institutional Shares, and they do not pay any 12b-1 distribution or service fees.

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Class R6 Shares

There is no dealer compensation payable on Class R6 Shares and they do not pay any 12b-1 distribution or service fees. No compensation, administrative payments, sub-transfer agency payments or service payments are paid to dealers or other entities from fund assets or VPD’s or an affiliate’s resources on sales of or investments in Class R6 Shares.

Terms and Conditions for Service and Distribution Fees – All Share Classes

Applicable Service and Distribution Fees are paid pursuant to one or more distribution and/or service plans (“Plan”) adopted by certain of the Funds. Payment of these fees will automatically terminate in the event such Plan terminates or is not continued or in the event that this Agreement terminates, is assigned or ceases to remain in effect. VP Distributors shall be under no obligation to pay any fees hereunder to the extent such fees have not been paid to VP Distributors by the applicable Fund(s). In addition, these fees may be terminated at any time, without the payment of a penalty, by vote of a majority of the members of the Funds’ Board of Trustees who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of any Fund or Funds on not more than sixty days' written notice to any other party to the Agreement.

VPD 80A (September 2025)

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